Exhibit 99.1

EA REPORTS RECORD FISCAL YEAR RESULTS

Net Revenue up 19 Percent to $2.96 Billion Driven by 27 Platinum Titles

REDWOOD CITY, CA – April 29, 2004 – Electronic Arts (NASDAQ: ERTS) today announced financial results for the fiscal year and quarter ended March 31, 2004.

Full Year Results

Net revenue for the fiscal year ended March 31, 2004 was $2.957 billion, up 19 percent as compared with $2.482 billion for the prior year. EA had twenty-seven platinum titles (over one million units sold) in fiscal 2004. Six franchises sold more than five million units: The Sims™, Need for Speed™, Medal of Honor™, FIFA Soccer, The Lord of the Rings™ and Madden NFL™ Football.

Net income for the year was $577 million, an 82 percent increase over the prior year. Diluted earnings per share increased 73 percent to $1.87 as compared with $1.08 for the prior year. The growth in earnings was driven by higher sales volume and increased gross margin.

Non-GAAP net income for the year, excluding certain items, was up 47 percent to $566 million. Non-GAAP diluted earnings per share were up 39 percent to $1.84. (Please see Non-GAAP Financial Measures and reconciliation information included in this release.)

Operating cash flow was $669 million as compared with $714 million for the prior fiscal year. The decline was primarily a result of the timing of sales during the fourth quarter.

“This was another outstanding year for EA,” said Larry Probst, Chairman and Chief Executive Officer. “We delivered record revenue, twenty-seven platinum titles and record net income. We enter our next fiscal year with excellent momentum.”

“We look forward to the year ahead,” said Warren Jenson, Chief Financial and Administrative Officer. “We expect to once again deliver a strong performance while at the same time investing in new technologies for the future.”

Highlights for the Year (comparisons are to the fiscal year ended March 31, 2003)

•	Net revenue: North America – up 12 percent to $1.6 billion; Europe – up 34 percent to $1.2 billion; Asia Pacific – up 10 percent to $97 million; Japan – down 12 percent to $71 million. Reported net revenue increased by $156 million or 6 percent due to changes in foreign currency rates.

•	European net revenue topped $1 billion for the first time in EA’s history.

•	Gross margin was 62.7 percent – up 6 points from 56.8 percent.

•	Operating income was $776 million – up 70 percent. Operating margin increased 8 points year-over-year to 26 percent.

•	EA was the number one publisher in the U.S. on current generation consoles and on the PC. Based on dollar sales in the U.S., EA had five of the top-ten-selling current generation console titles and three of the top-ten-selling PC games.

•	EA was ranked as one of the top-50 best-performing major companies by Business Week.

•	EA won eleven awards at the Seventh Annual Academy of Interactive Arts and Sciences (“AIAS”) ceremony for Need for Speed Underground; Madden NFL 2004;

The Sims™ Superstar; The Sims™ Bustin’ Out; Command & Conquer™ Generals; Medal of Honor™ Rising Sun; The Lord of the Rings™, The Return of the King™; and SSX 3.

•	EA announced a long-term partnership with the USC School of Cinema-Television creating the EA Interactive Entertainment Program to advance interactive entertainment education and create a launch pad for the next generation of talent in our industry.

Fourth Quarter Results

Net revenue for the fourth quarter was $598 million, up 29 percent as compared with $463 million for the prior year. Sales were driven by James Bond 007: Everything or Nothing™; Need for Speed Underground; NFL STREET; MVP Baseball™ 2004 and Final Fantasy® X-2.

Net income for the quarter was $90 million, as compared with $9 million for the prior year. Diluted earnings per share were $0.29 for the quarter, as compared with $0.03 for the prior year. Restructuring charges in the quarter totaled $9 million and were primarily a result of studio consolidations. Prior year results included asset impairment and restructuring charges of $72 million.

The effective income tax rate for the quarter was 10.4 percent as compared with 31 percent for the prior year. In the quarter, certain tax-related issues were resolved. The resolution of these matters lowered income tax expense by $20 million. This non-recurring event improved diluted earnings per share by $0.06. Excluding the $20 million benefit, the tax rate would have been 30 percent.

Non-GAAP net income, excluding certain items, was up 30 percent to $77 million. Non-GAAP diluted earnings per share were up 25 percent to $0.25. (Please see Non-GAAP Financial Measures and reconciliation information included in this release.)

Business Outlook

The following forward-looking statements reflect expectations as of April 29, 2004. Results may be materially different and are affected by many factors, such as changes in foreign exchange rates, development delays, the overall global economy, the popular appeal of our products, our ability to secure key licenses and other risk factors detailed in this release and in our annual and quarterly SEC filings.

Fiscal First Quarter Expectations – Ending June 30, 2004

•	Net revenue is expected to be between $390 and $430 million – as compared with $353 million for the prior year.

•	Diluted earnings per share are expected to be between breakeven and $0.05 – as compared with $0.06 for the comparable period in fiscal 2004.

Fiscal Year Expectations – Ending March 31, 2005

•	Net revenue is expected to be between $3.25 and $3.40 billion – up 10 to 15 percent year-over-year.

•	Diluted earnings per share are expected to be between $1.95 and $2.10 – as compared with $1.87 for fiscal 2004.

Non-GAAP Financial Measures

Electronic Arts uses non-GAAP measures of operating income, net income and diluted earnings per share. These non-GAAP measures exclude the following items, including the related tax effect, from the Company’s statement of operations:

•	Amortization of intangibles

•	Restructuring and asset impairment charges

•	Other-than-temporary impairment of investments in affiliates

•	Charges for acquired in-process technology

In addition, for the three and twelve months ended March 31, 2004, reported non-GAAP net income excludes a $20 million non-recurring benefit to the Company’s income tax expense.

The Company believes that excluding these items is useful for illustrating and explaining operating results and comparisons to prior periods. Management considers these non-GAAP measures in its decision-making to facilitate more relevant operating comparisons.

A reconciliation of GAAP operating income to non-GAAP operating income; GAAP net income to non-GAAP net income; and GAAP diluted earnings per share to non-GAAP diluted earnings per share are included as part of the supplemental disclosures to this release.

Conference Call

Electronic Arts will host a conference call on April 29, 2004 at 2:00 pm PT (5:00 pm ET) to review the results of the Company’s fiscal year and fourth quarter ended March 31, 2004. Listeners may access the conference call live via webcast (http://investor.ea.com). A dial-in replay of the conference call will be available until May 6, 2004 at (719) 457-0820, access code 220497. The webcast archive of the conference call will be available for one year at http://investor.ea.com.

Some statements set forth in this release, including those under the heading “Business Outlook,” contain forward-looking statements that involve risks and uncertainties. Statements including words such as “anticipate”, “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to business and economic risks and actual events or actual future results could differ materially from those set forth in the forward-looking statements due to such risks and uncertainties. Some of the factors which could cause our results to differ materially include the following: our ability to predict consumer preferences among competing hardware platforms; the seasonality and cyclical nature of the interactive game segment; timely development and release of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; consumer spending trends; retention of key personnel; adoption of new accounting regulations and standards; potential regulation of our products in key territories; developments in the law regarding protection of our products; and other factors described in our Annual Report on Form 10-K for the year ended March 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2003. If any of these risks or uncertainties materializes, our results could differ materially from our expectations described in these forward-looking statements. We do not intend to update these forward-looking statements, including those made under the “Business Outlook” heading.

Note to Editors: Need for Speed, The Sims, Medal of Honor, Command & Conquer and MVP Baseball are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. The Lord of the Rings and The Return of the King are trademarks of The Saul Zaentz Company d/b/a Tolkien

Enterprises under license to New Line Productions, Inc. EVERYTHING OR NOTHING TM Danjaq, LLC and United Artists. All James Bond trademarks TM Danjaq, NFL, FIFA and Final Fantasy are trademarks of their respective owners and used with permission. All other trademarks are the property of their respective owners.

For additional information, please contact:

Karen Sansot	Jeff Brown
Director, Investor Relations	Vice President, Corporate Communications
650-628-5597	650-628-7922

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31		Years Ended March 31
	2004	2003	2004	2003
Net revenue	$598,432	$463,130	$2,957,141	$2,482,244
Cost of goods sold	225,970	164,370	1,102,950	1,072,802

Gross profit	372,462	298,760	1,854,191	1,409,442
Operating expenses:
Marketing and sales	67,169	72,073	370,468	332,453
General and administrative	46,041	35,493	184,825	130,859
Research and development	155,068	108,819	510,858	400,990
Amortization of intangibles	622	746	2,735	7,482
Restructuring charges	9,112	7,176	9,708	15,102
Asset impairment charges	—	64,877	—	66,329

Total operating expenses	278,012	289,184	1,078,594	953,215

Operating income	94,450	9,576	775,597	456,227
Interest and other income, net	6,036	5,337	20,963	5,222

Income before provision for income taxes and minority interest	100,486	14,913	796,560	461,449
Provision for income taxes	10,446	4,623	219,268	143,049

Income before minority interest	90,040	10,290	577,292	318,400
Minority interest in consolidated joint venture	—	(1,050)	—	(1,303)

Net income	$90,040	$9,240	$577,292	$317,097

Class A common stock:
Net income:
Diluted	$90,040	$9,240	$577,292	$317,097
Basic	$90,040	$11,717	$577,292	$329,212
Earnings per share:
Diluted	$0.29	$0.03	$1.87	$1.08
Basic	$0.30	$0.04	$1.95	$1.17
Number of shares used in computation:
Diluted	312,532	294,110	308,233	292,891
Basic	299,642	286,942	295,396	281,978
Class B common stock:
Net loss, net of retained interest in EA.com	N/A	$(2,477)	N/A	$(12,115)
Net loss per share:
Diluted	N/A	$(1.18)	N/A	$(2.77)
Basic	N/A	$(1.18)	N/A	$(2.77)
Number of shares used in computation:
Diluted	N/A	2,092	N/A	4,368
Basic	N/A	2,092	N/A	4,368

Non-GAAP Results (In thousands, except per share data)

The following table shows the Company's non-GAAP results reconciled to the Generally Accepted Accounting Principles ("GAAP") Condensed Consolidated Statements of Operations. The Company's non-GAAP results do not include amortization of intangibles, restructuring charges, asset impairment charges, other-than-temporary impairment of investments in affiliates and charges for acquired in-process technology. The three months and year ended March 31, 2004 also exclude the impact of a one-time income tax adjustment. The tax impact of the remaining items is calculated on a consolidated effective tax rate of 30% and 31% for fiscal 2004 and 2003, respectively.

	Three Months Ended March 31		Years Ended March 31
	2004	2003	2004	2003
Net income	$90,040	$9,240	$577,292	$317,097
Amortization of intangibles	622	746	2,735	7,482
Restructuring charges	9,112	7,176	9,708	15,102
Asset impairment charges	—	64,877	—	66,329
Other-than-temporary impairment of investment in affiliates	—	—	—	10,119
Income taxes effect on the above items	(2,920)	(22,568)	(3,733)	(30,700)
Income tax adjustment	(19,700)	—	(19,700)	—

Non-GAAP net income	$77,154	$59,471	$566,302	$385,429

Class A common stock:
Non-GAAP diluted earnings per share	$0.25	$0.20	$1.84	$1.32
Number of shares used in diluted earnings per share computation	312,532	294,110	308,233	292,891

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31 2004	March 31, 2003 (a)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,414,346	$1,587,618
Marketable equity securities	1,225	1,111
Receivables, net of allowances of $154,682 and $164,634, respectively	211,916	82,083
Inventories, net	55,143	39,679
Deferred income taxes	84,312	117,180
Other current assets	143,865	83,466

Total current assets	2,910,807	1,911,137
Property and equipment, net	298,073	262,252
Investment in affiliates	14,332	20,277
Goodwill	91,977	86,031
Other intangibles, net	18,468	21,301
Long-term deferred income taxes	40,755	13,523
Other assets	26,199	45,012

Total Assets	$3,400,611	$2,359,533

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$114,087	$106,329
Accrued and other liabilities	608,166	464,547

Total current liabilities	722,253	570,876
Minority interest in consolidated joint venture	—	3,918
Stockholders' equity:
Common stock	3,015	2,885
Paid-in capital	1,153,680	856,428
Retained earnings	1,501,184	923,892
Accumulated other comprehensive income	20,479	1,534

Total stockholders' equity	2,678,358	1,784,739

Total Liabilities, Minority Interest and Stockholders' Equity	$3,400,611	$2,359,533

(a)	Derived from audited financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31		Years Ended March 31
	2004	2003	2004	2003
OPERATING ACTIVITIES
Net income	$90,040	$9,240	$577,292	$317,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,598	17,310	77,513	91,639
Equity in net income of investment in affiliates	(250)	(1,254)	(655)	(5,467)
Non-cash restructuring and asset impairment charges	8,542	64,977	9,138	66,329
Other-than-temporary impairment of investment in affiliates	—	—	—	10,590
Loss on sale of property, equipment and marketable equity securities	2,341	854	3,513	1,233
Stock-based compensation	361	42	1,027	906
Tax benefit from exercise of stock options	26,787	37,855	68,632	74,620
Minority interest in consolidated joint venture	—	1,050	—	1,303
Change in assets and liabilities:
Account receivables, net	592,914	526,946	(193,681)	110,183
Inventories, net	2,735	14,175	(23,322)	(4,911)
Other assets	(61,476)	(34,464)	(66,816)	(30,895)
Accounts payable	(31,376)	(40,487)	22,748	17,735
Accrued and other liabilities	(86,023)	(165,303)	193,896	64,089

Net cash provided by operating activities	562,193	430,941	669,285	714,451

INVESTING ACTIVITIES
Capital expenditures	(33,658)	(24,638)	(89,595)	(59,108)
Proceeds from sale of property and equipment	1,333	59	1,446	738
Purchase of investments in affiliates	(175)	(8,792)	(525)	(9,323)
Proceeds from sale of investment in affiliate	—	—	8,467	—
Purchase of short-term investments	(620,282)	(452,920)	(2,511,061)	(1,049,765)
Proceeds from maturities and sales of short-term investments	1,609,501	214,302	2,882,899	659,517
Proceeds from sale of marketable equity securities	1,873	—	1,875	4,794
Purchase of minority interest	—	—	(2,513)	—
Distribution from investment in affiliate	—	—	—	3,000
Acquisition of subsidiary, net of cash required	(2,073)	—	(3,031)	(12,868)

Net cash provided by (used in) investing activities	956,519	(271,989)	287,962	(463,015)

FINANCING ACTIVITIES
Proceeds from sale of common stock through employee stock plans and other plans	61,559	21,819	227,819	131,696
Purchase of Class B common stock	—	—	(225)	—
Repayment of Class B notes receivable	—	1,176	128	1,176
Dividend to joint venture	—	—	(2,587)	(751)

Net cash provided by financing activities	61,559	22,995	225,135	132,121

Effect of foreign exchange on cash and cash equivalents	(3,396)	1,980	17,508	13,612

Increase in cash and cash equivalents	1,576,875	183,927	1,199,890	397,169
Beginning cash and cash equivalents	573,010	766,068	949,995	552,826

Ending cash and cash equivalents	2,149,885	949,995	2,149,885	949,995
Short-term investments	264,461	637,623	264,461	637,623

Ending cash, cash equivalents and short-term investments	$2,414,346	$1,587,618	$2,414,346	$1,587,618

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in millions, except per share data)

The following tables show the Company's non-GAAP results reconciled to the Generally Accepted Accounting Principles ("GAAP") Condensed Consolidated Statements of Operations. The Company's non-GAAP results do not include amortization of intangibles, restructuring charges, asset impairment charges, other-than-temporary impairment of investments in affiliates, charges for acquired in-process technology and their related income tax effect. The three months and year ended March 31, 2004 also exclude the impact of a one-time income tax adjustment.

	Q4 FY03	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04
QUARTERLY RESULTS

Operating Income
GAAP operating income	$10	$22	$102	$558	$94
Adjustments:
Amortization of intangibles	1	—	1	1	1
Restructuring charges	7	—	—	—	9
Asset impairment charges	64	—	—	—	—

Total adjustments	72	—	1	1	10
Non-GAAP operating income	$82	$22	$103	$559	$104

Non-GAAP operating income margin—% of net revenue	18%	6%	19%	38%	17%

Net Income
GAAP net income	$9	$18	$77	$392	$90
Adjustments:
Amortization of intangibles	1	1	—	1	1
Restructuring charges	7	—	—	—	9
Asset impairment charges	64	—	—	—	—
Other-than-temporary impairment of investment in affiliates	—	—	—	—	—
Income taxes effect on the above items	(22)	—	—	—	(3)
Income tax adjustment	—	—	—	—	(20)

Total adjustments	50	1	—	1	(13)
Non-GAAP net income	$59	$19	$77	$393	$77

Non-GAAP net income margin—% of net revenue	13%	5%	15%	27%	13%
GAAP diluted earnings per share	$0.03	$0.06	$0.25	$1.26	$0.29
Non-GAAP diluted earnings per share	$0.20	$0.06	$0.25	$1.26	$0.25
Number of shares used in diluted earnings per share computation	294	300	308	311	313

TRAILING TWELVE MONTH RESULTS

Operating Income
GAAP operating income	$456	$472	$503	$691	$776
Adjustments:
Amortization of intangibles	8	6	5	4	3
Restructuring charges	15	15	15	7	9
Asset impairment charges	66	66	66	64	—

Total adjustments	89	87	86	75	12
Non-GAAP operating income	$545	$559	$589	$766	$788

Non-GAAP operating income margin—% of net revenue	22%	22%	23%	27%	27%

Net Income
GAAP net income	$317	$328	$354	$496	$577
Adjustments:
Amortization of intangibles	8	7	5	4	3
Restructuring charges	15	15	15	7	10
Asset impairment charges	66	66	66	64	—
Other-than-temporary impairment of investment in affiliates	10	10	10	—	—
Income taxes effect on the above items	(31)	(31)	(30)	(22)	(4)
Income tax adjustment	—	—	—	—	(20)

Total adjustments	68	67	66	53	(11)
Non-GAAP net income	$385	$395	$420	$549	$566

Non-GAAP net income margin—% of net revenue	16%	16%	16%	19%	19%
GAAP diluted earnings per share	$1.08	$1.11	$1.19	$1.60	$1.87
Non-GAAP diluted earnings per share	$1.32	$1.34	$1.41	$1.77	$1.84

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q4 FY03	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	YOY% Growth
CONSOLIDATED FINANCIAL DATA
Net revenue	463	353	530	1,475	598	29%
Net revenue - trailing twelve months (“TTM”)	2,482	2,503	2,580	2,822	2,957	19%

Gross profit	299	203	316	962	372	25%
Gross margin - % of net revenue	65%	58%	60%	65%	62%
Gross profit -TM	1,409	1,423	1,486	1,780	1,854	32%
Gross margin - TTM% of net revenue	57%	57%	58%	63%	63%

Operating income	10	22	102	558	94	886%
Operating income margin - % of net revenue	2%	6%	19%	38%	16%
Operating income - TTM	456	472	503	691	776	70%
Operating income margin - TTM% of net revenue	18%	19%	19%	24%	26%

Net income	9	18	77	392	90	874%
Diluted earnings per share	$0.03	$0.06	$0.25	$1.26	$0.29	867%
Net income - TTM	317	328	354	496	577	82%
Diluted earnings per share - TTM	$1.08	$1.11	$1.19	$1.60	$1.87	73%

Non-GAAP operating income(a)	82	22	103	559	104	26%
Non-GAAP operating income margin - % of net revenue	18%	6%	19%	38%	17%
Non-GAAP operating income - TTM(a)	545	559	589	766	788	45%
Non-GAAP operating income margin - TTM% of net revenue	22%	22%	23%	27%	27%

Non-GAAP net income(a)	59	19	77	393	77	30%
Non-GAAP diluted earnings per share(a)	$0.20	$0.06	$0.25	$1.26	$0.25	25%
Non-GAAP net income - TTM(a)	385	395	420	549	566	47%
Non-GAAP diluted earnings per share - TTM(a)	$1.32	$1.34	$1.41	$1.77	$1.84	39%

CASH FLOW DATA
Operating cash flow	431	(34)	63	79	562	30%
Operating cash flow - TTM	714	673	657	538	669	(6)%

Capital expenditures	25	12	17	27	34	37%
Capital expenditures - TTM	59	63	65	81	90	52%

BALANCE SHEET DATA
Cash, cash equivalents and short term investments	1,588	1,622	1,734	1,825	2,414	52%
Marketable equity securities	1	1	1	2	1	10%
Account receivables, net	82	37	203	837	212	158%
Inventories, net	40	26	39	65	55	39%

OTHER
Employees	3,938	4,017	4,180	4,528	4,773	21%
Diluted Class A weighted average shares outstanding	294	300	308	311	313

(a)	Please see attached Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

($ in millions, except per share data, SKU count and Headcount)

	Q4 FY03	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	YOY% Growth
GEOGRAPHIC REVENUE MIX
North America Revenue	253	199	358	753	299	18%
Revenue outside North America	210	154	172	722	299	42%

Europe Revenue	165	128	145	658	249	51%
Asia Pacific Revenue	20	14	18	43	22	7%
Japan Revenue	25	12	9	21	28	15%

Net Revenue	463	353	530	1,475	598	29%

GEOGRAPHIC REVENUE MIX - as a % of Net Revenue
North America Revenue	55%	56%	68%	51%	50%
Revenue outside North America	45%	44%	32%	49%	50%

Europe Revenue	36%	36%	27%	45%	41%
Asia Pacific Revenue	4%	4%	3%	3%	4%
Japan Revenue	5%	4%	2%	1%	5%

Net Revenue	100%	100%	100%	100%	100%

PLATFORM REVENUE MIX
Sony PlayStation 2	158	118	221	732	244	54%
PC	122	80	93	220	76	(37)%
Xbox	45	31	69	205	80	77%
Nintendo GameCube	23	21	25	104	50	121%
Game Boy Advance	5	2	4	57	14	169%
Sony PlayStation	9	6	8	13	3	(69)%
Co-publishing and Distribution	75	72	92	122	112	49%
Subscription Services	17	14	11	12	13	(22)%
Advertising, Programming, Licensing and Other	9	9	7	10	6	(29)%

Net Revenue	463	353	530	1,475	598	29%

PLATFORM REVENUE MIX - as a % of Net Revenue
Sony PlayStation 2	34%	33%	42%	49%	41%
PC	26%	23%	18%	15%	13%
Xbox	10%	9%	13%	14%	13%
Nintendo GameCube	5%	6%	5%	7%	9%
Game Boy Advance	1%	1%	1%	4%	2%
Sony PlayStation	2%	2%	1%	1%	0%
Co-publishing and Distribution	16%	20%	17%	8%	19%
Subscription Services	4%	4%	2%	1%	2%
Advertising, Programming, Licensing and Other	2%	2%	1%	1%	1%

Net Revenue	100%	100%	100%	100%	100%

Platform Sku Release Mix
Sony PlayStation 2	2	3	6	11	4	100%
PC	3	2	10	7	1	(67)%
Xbox	3	2	5	11	3	0%
Nintendo GameCube	2	3	4	9	3	50%
Game Boy Advance	1	—	1	9	—	(100)%
Sony PlayStation	—	—	2	1	—	N/A
Online and Other	1	—	—	—	—	(100)%

Total Skus	12	10	28	48	11	(8)%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet for Q4 Fiscal 2004

Q4 Product Releases	Platform

• James Bond 007™: Everything or Nothing™	PlayStation®2
• FIFA Total Football™	PlayStation 2
• MVP Baseball™2004	PlayStation 2
• NFL STREET	PlayStation 2
• James Bond 007: Everything or Nothing	Xbox®
• MVP Baseball 2004	Xbox
• NFL STREET	Xbox
• James Bond 007: Everything or Nothing	Nintendo GameCube™
• MVP Baseball 2004	Nintendo GameCube
• NFL STREET	Nintendo GameCube
• MVP Baseball 2004	PC

Co-pub, International only and Others (not in SKU count)

• EA SPORTS™ Cricket 2004	PlayStation 2
• Battlefield Vietnam	PC
• EA SPORTS Cricket 2004	PC
• The Sims™	N-Gage™
• Tiger Woods PGA TOUR®2004	N-Gage™

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